SUB-ITEM 77I(2)

Terms of New or Amended Securities

Advantage Funds, Inc.

- Dreyfus Global Absolute Return Fund

- Dreyfus Global Dynamic Bond Fund

- Dreyfus Global Real Return Fund

- Dreyfus Total Emerging Markets Fund

- Dynamic Total Return Fund (formerly Global Alpha Fund)

(each, a “Fund”)

            At a meeting held on June 18, 2013, the Board of Directors of Advantage Funds, Inc. (the “Registrant”), on behalf of each Fund, approved the creation of an additional class of shares, Class Y shares, descriptions of which appear in the following documents:

1.       The sections of the Fund’s Prospectus under the headings “Fund Summary-Fees and Expenses” and “Shareholder Guide” and the Fund’s Statement of Additional Information, incorporated by reference to Post-Effective Amendment No. 111 to the Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2013, effective as of July 1, 2013.

2.       The Registrant’s Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 111 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on June 25, 2013.